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


                              PRIMARY INCOME (LOSS) PER SHARE
                                                                     Year Ended December 31,
                                                                1994           1995                1996
                                                           -----------------------------------------------

Net Income (loss)                                          $    102,000   $ (1,185,000)       $  1,765,000
Preferred stock dividend                                            --         529,000             603,000
                                                           -----------------------------------------------
Net income (loss) applicable to common stock                    102,000     (1,714,000)          1,162,000
Weighted average common shares outstanding                    2,810,000      3,938,000           8,603,000
                                                           -----------------------------------------------
Primary earnings per common share                          $       0.04   $      (0.44)       $       0.14
                                                           -----------------------------------------------
                                                           -----------------------------------------------

Additional Primary Calculation

Net income (loss) applicable to common stock               $    102,000   $ (1,714,000)       $  1,162,000
Weighted average common shares outstanding                    2,810,000      3,938,000           8,603,000
Add dilutive effect of outstanding stock options (as
determined by using the treasury stock method)                      --             --              369,000
                                                           -----------------------------------------------
Weighted average common shares outstanding, as adjusted       2,810,000      3,938,000           8,972,000
                                                           -----------------------------------------------
Net income (loss) applicable to common stock per share,
as adjusted                                                $       0.04   $      (0.44)       $       0.13
                                                           -----------------------------------------------
                                                           -----------------------------------------------

FULLY DILUTED INCOME (LOSS) PER SHARE

Net income (loss)                                          $    102,000   $ (1,185,000)       $  1,765,000
Increase in net income from assumed conversion of
debentures, net of tax effect                                   399,000        250,000                 --
                                                           -----------------------------------------------
Net income (loss), as adjusted                             $    501,000   $   (935,000)       $  1,765,000
Weighted average common shares outstanding                    2,810,000      3,938,000           8,603,000
Add dilutive effect of outstanding stock options (as
determined by using the treasury stock method)                      --             --              427,000
Add weighted average of additional shares issued from
conversion of debentures.                                     1,120,000        700,000                 --
Add weighted average of additional shares issued from
conversion of preferred stock.                                      --         903,000           1,084,000
                                                           -----------------------------------------------
Weighted average common shares outstanding, as
adjusted                                                      3,930,000      5,541,000          10,114,000
                                                           -----------------------------------------------
Fully diluted income (loss) per common share               $       0.13   $      (0.17)       $       0.17
                                                           -----------------------------------------------
                                                           -----------------------------------------------


This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K Item 601 (b)(11), although presenting the computation is not in accordance with paragraph 30 of APB Opinion 15 because the computation produces an anti-dilutive result.